EXHIBIT 10.1
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 2, 2005 among DSL.net, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board” means the Board of Directors of the Company.

“Closing” means the closing of the purchase and sale of the Debentures pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Debentures has been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0005 per share, and any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Palmer and Dodge LLP.

“Debentures” means, the 18% Secured Debentures due, subject to the terms therein, on August 2, 2006, issued by the Company to the Purchasers hereunder, in the form of Exhibit B.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company and its Subsidiaries pursuant to any stock or option plan duly adopted by the Board, (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement (and the securities into which such securities are so exercisable or exchangeable or convertible), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, in the determination of the Board, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (other than as permitted in subsection (f) below), (d) shares of Common Stock in a firm commitment public offering of at least $45 million underwritten by a reputable, nationally recognized investment bank, (e) shares of Common Stock issued or issuable pursuant to (1) stock splits, combinations and the like and securities issued pursuant to economic anti-dilution rights held by Company security holders or (2) equipment lease financings or bank credit arrangements entered into for primarily non-equity financing purposes approved by the Board and (f) securities issued by the Company the proceeds of which are used to pay in full all principal, interest and other amounts then due and owing under the Debentures.

“FW” means Feldman Weinstein LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.10.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.10.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.09.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Agency, Guaranty and Security Agreement, dated the date hereof, among the Company, the Subsidiaries listed on Schedule I thereto,

the Purchasers and the Administrative Agent named therein, in the form of Exhibit D attached hereto.

“Security Documents” shall mean the Security Agreement and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest, subject only to the Permitted Liens (as defined in the Debenture), in the assets of the Company as provided in the Security Agreement, including all UCC-1 filing receipts.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subordination Agreement” means that certain subordination agreement by and between Purchaser and Laurus Master Fund, Ltd. (“Laurus”).

“Subscription Amount”means, as to each Purchaser, the aggregate amount to be paid for Debentures purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States Dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.10.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.10.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board or the Pink Sheets.

“Transaction Documents” means this Agreement, the Debentures, the Security Agreement, the Security Documents, the Subordination Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

2.1  Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase in the aggregate, severally and not jointly, $8,000,000 principal amount of the Debentures for an aggregate purchase price of $6,000,000. Each Purchaser shall deliver to the Company via wire transfer or a certified check immediately available funds equal to their Subscription Amount and the Company shall deliver to each Purchaser their respective Debenture as determined pursuant to Section 2.2(a) and the other items set forth in Section 2.2 issuable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of FW, or such other location as the parties shall mutually agree.

2.2  Deliveries

(a)  On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)      this Agreement duly executed by the Company;

(ii)  a legal opinion of Company Counsel, in the form of Exhibit F attached hereto;

(iii)  a Debenture with a principal amount equal to one hundred thirty three and one-third percent (133 1/3%) of such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iv)  the Subordination Agreement duly executed by the Company;

(v)  the Security Agreement, duly executed by the Company, along with all the Security Documents to which the Company is a party duly executed by the Company;

(vi)  written consent to the transaction contemplated hereunder from Laurus Master Fund, Ltd. in form and substance reasonably satisfactory to the Purchasers;

(vii)  a summary copy of the final, written report of the Company’s financial advisor (Broadview International, a division of Jeffries & Company, Inc. (“Broadview”)), submitted in writing by Broadview to the Board at the Board’s meeting authorizing the transactions contemplated hereby (subject to any redactions considered appropriate by the Company or Broadview), if any;

(viii)  employment agreement with David Struwas, to serve as the Company’s chief executive officer, effective commencing on or immediately following the Closing Date, at an annual base salary of no more than $300,000, duly executed by the Company;

(ix)  payment in settlement of all reasonable and documented outstanding attorney’s fees incurred through the date of Closing on behalf of the Purchasers in connection with the transactions contemplated hereunder, provided such amount shall not exceed $150,000 in the aggregate;

(x)  the commitment from Deutsche Bank AG London’s (“DB”) designated representative to the Board to resign his Board position effective upon payment to DB of the final negotiated payoff amount in satisfaction of DB’s senior secured debt investment in the Company; and

(xi)  the authorizing resolutions of the Board (A) approving the transactions contemplated hereby and (B) appointing a representative of DunKnight Telecom Partners LLC to the Board upon resignation of DB’s representative to the Board, as contemplated by clause (x) immediately above (it being understood and agreed that the Company may satisfy this clause (B) through Board approval of this Agreement (and Section 4.17 hereof)).

(b)  On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)        this Agreement duly executed by such Purchaser;

(ii)  such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company;

(iii)  the Subordination Agreement; and

(iv)  the Security Agreement, duly executed by the Purchasers, along with all the Security Documents duly executed by the parties thereto.

2.3  Closing Conditions.

(a)  The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)  all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii)  the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b)  The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)  the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser.

(a)  Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)  Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the

Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board or its stockholders in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than (i) filings required pursuant hereto, (ii) the notice and/or application(s) or filings to each applicable Trading Market for the issuance and sale of the Debentures in the time and manner required thereby (if applicable) and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

(f)  Issuance of the Securities. The Debentures are duly authorized for issuance. When issued and paid for in accordance with this Agreement, the Debentures will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g)  Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Debentures will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board or others is required for the issuance and sale of the Debentures. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)  SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, but taking into account any amendments filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i)  Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)  Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Debentures or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)  Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(l)  Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(m)  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)  Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes not in excess of $10,000 owed to any one taxing jurisdiction or authority or $50,000 in the aggregate. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o)  Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. At least a majority of the Company’s current employees and all of its officers and senior non-officer departmental vice presidents have entered into the Company’s standard form of proprietary information and inventions agreement.

(p)  Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $10,000,000. To the knowledge of the Company, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)  Transactions With Affiliates and Employees. Except as set forth in the SEC Reports or as contemplated by the Transaction Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting or director fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)  Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date (for the sake of clarity, it is understood that the Company is not currently required to comply with Section 404 of the Sarbanes-Oxley Act of 2002). The Company and the Subsidiaries maintain a system of internal accounting controls which are, to the knowledge of the Company, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the knowledge of the Company, in other factors that could significantly affect the Company’s internal control over financial reporting.

(s)  Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(t)  Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Debentures by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Debentures hereunder does not contravene the rules and regulations of the Trading Market.

(u)  Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Debentures, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)  Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market other than a letter received from the American Stock Exchange described in a Current Report on Form 8-K filed on October 14, 2005.

(w)  Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Debentures and the Purchasers’ ownership of the Debentures.

(x)  Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)  No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Debentures to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(z)  Financial Condition. The unaudited balance sheet and earnings statement of the Company, for the period ended August 31, 2005, and the bank statement cash balances of the Company dated October 26, 2005, copies of which have been previously provided to DunKnight Telecom Partners LLC, as agent for the Purchasers, at its request, are, to the knowledge of the Company, materially accurate as of the dates and periods so reported therein. The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 sets forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this paragraph (z), “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred or issued in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa)  Tax Status.Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company, the Company and each Subsidiary has filed all necessary federal and state tax returns and has paid or accrued all taxes shown as due thereon, and the principal financial and executive officers of the Company have no actual knowledge of any material tax deficiencies which have been asserted or threatened against the

Company or any Subsidiary, nor of any material liability for any tax to be imposed on the properties, assets or operations of the Company as of the date of this Agreement that is not adequately provided for.

(bb)  No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Debentures by any form of general solicitation or general advertising. The Company has offered the Debentures for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(cc)  Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)  Accountants. The Company’s accountants are set forth on Schedule 3.1(dd) of the Disclosure Schedule. To the knowledge of the Company, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, are a registered public accounting firm as required by the Securities Act.

(ee)  Seniority. As of the Closing Date, other than with respect to specified priority interests granted to Laurus as set forth in the Subordination Agreement, no indebtedness or other equity of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(ff)  No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

(gg)  Acknowledgment Regarding Purchasers’ Purchase of Debentures. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity)

with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Debentures. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)  Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and agreed by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Debentures for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Debentures are outstanding and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ii)  Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Debentures, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Debentures (other than for the placement agent’s placement of the Debentures), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

3.2  Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)  Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Own Account. Such Purchaser understands that the Debentures are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Debentures as principal for its own account and not with a view to or for distributing or reselling such Debentures or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Debentures in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Debentures (this representation and warranty not limiting such Purchaser’s right to sell the Debentures in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Debentures hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Debentures.

(c)  Purchaser Status. At the time such Purchaser was offered the Debentures, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501 under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Each Purchaser acknowledges it is illegal to trade securities of the Company while in possession of material non-public information relating to the Company.

(d)  Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Debentures and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation. Such Purchaser is not purchasing the Debentures as a result of any advertisement, article, notice or other communication regarding the Debentures published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)  Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Debentures covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)  Residence. Purchaser is a partnership, corporation, limited liability company or other entity and the office or offices of such Purchaser in which its investment decision was made is located at the address or addresses of such Purchaser set forth on the signature page hereto.

(h)  Company Information. Purchaser hereby acknowledges that the SEC Reports are publicly available and that such Purchaser has access to the SEC Reports, and, prior to the execution of this Agreement (i) has had sufficient time and opportunity to review the SEC Reports and (ii) has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. Such Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(i)  PATRIOT Act. Such Purchaser further represents and warrants to, and covenants with, the Company that (i) it is in compliance with Executive Order 13224 and the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control, (ii) its parents, subsidiaries, affiliated companies, officers, directors and partners, and to the Purchaser’s knowledge, its shareholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern, (iii) to the Purchaser’s knowledge after reasonable investigation, all of the funds to be used to acquire the Debentures are derived from legitimate sources and are not the product of illegal activities, and (iv) the Purchaser is in compliance with all other applicable U.S. anti-money laundering laws and regulations and has implemented, if applicable, an anti-money laundering compliance program in accordance with the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107-56.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)  The Debentures may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Debentures other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Debentures under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)  The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on the Debentures in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Debentures to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Debentures to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Debentures may reasonably request in connection with a pledge or transfer of the Debentures.

(c)  Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Debentures as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Debentures pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2  Furnishing of Information. As long as any Purchaser owns Debentures, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of Debentures may reasonably request, all to the extent required from time to time to enable such Person to sell such Debentures without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3  Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Debentures in a manner that would require the registration under the Securities Act of the sale of the Debentures to the Purchasers or that would be integrated with the offer or sale of the Debentures for purposes of the rules and regulations of any Trading Market.

4.4  Securities Laws Disclosure; Publicity. The Company shall, within the time periods permitted by Current Report on Form 8-K, issue a press release or releases and Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law or Trading Market regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted.

4.5  Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Debentures under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.6  Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.7  Use of Proceeds. Except as set forth on Schedule 4.7 attached hereto, the Company shall use the net proceeds from the sale of the Debentures hereunder first for the repurchase of certain indebtedness and preferred stock as described on Schedule 4.7 and then for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than the debt owed to Laurus, payment of trade payables in the ordinary course of the Company’s business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.8  Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Debentures under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Debentures under this Agreement.

4.9  Indemnification of Purchasers. Subject to the provisions of this Section 4.9, the Company will indemnify and hold the Purchasers, their advisor Endeavor Capital Management

LLC and their directors, officers, shareholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (“Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such Losses arise from a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance.

4.10  Participation in Future Financing.

(a)  From the date hereof until the date a Purchaser no longer holds any Debentures, upon any financing by the Company or any of its Subsidiaries of debt securities, Common Stock or Common Stock Equivalents (a “Subsequent Financing”), Purchasers (or their affiliated designees) shall have the right to participate in such Subsequent Financing in an amount up to the full amount of such Subsequent Financing (the “Participation Maximum”).

(b)  At least 5 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c)  Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such 5th Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)  If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) are, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.

(e)  If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase the greater of (a) their Pro Rata Portion (as defined below) of the Participation Maximum and (b) the difference between the Participation Maximum and the aggregate amount of participation by all other Purchasers.  “Pro Rata Portion” is the ratio of (x) the Subscription Amount of Debentures purchased on the Closing Date by a Purchaser participating under this Section 4.10 and (y) the sum of the aggregate Subscription Amounts of Debentures purchased on the Closing Date by all Purchasers participating under this Section 4.10.

(f)  The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.10, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice.

(g)  Notwithstanding the foregoing, this Section 4.10 shall not apply in respect of an Exempt Issuance.

4.11  Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Debentures or otherwise.

4.12  Short Sales and Confidentiality After The Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.6, such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described herein. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Debentures covered by this Agreement.

4.13  Additional Investment Obligation. On January 3, 2006, provided that no material Event of Default (other than one arising from or under Section 7(b) of the Debentures) has occurred prior to such date which has not been previously waived or cured, each Purchaser, or its designees, shall be required to purchase, in the ratio of such Purchaser’s Subscription Amount on the Closing Date to the aggregate Subscription Amounts of all Purchasers on the Closing Date (such amount, the Purchaser’s “Pro Rata Share”), additional debentures totaling $5,000,000 in principal amount, for an aggregate purchase price of $4,000,000 (the “Additional Investment”). For the sake of clarity, the Purchaser shall be required to subscribe for the entire Additional Investment to the extent that it has not designated other purchasers or such designees fail to make their pro rata share of such investment on January 3, 2006. The form of Debenture used for the foregoing additional debentures shall be identical to the form of Debenture used at the initial Closing.

4.14  Chief Executive Officer. Subject to any restrictions imposed by applicable law, for so long as the Purchaser(s) own all of the issued and outstanding Debentures, the Company shall not appoint a successor chief executive officer of the Company in replacement of David

Struwas without the prior written consent of a majority in interest (which such majority must include DunKnight Telecom Partners LLC, to the extent then a holder of Debentures) of the Purchasers and their permitted assigns, which consent shall not be unreasonably withheld, conditioned or delayed. Mr. Struwas shall also be appointed to the Board as a replacement for the existing chief executive officer as soon as possible after the Closing.

4.15  Right to Financial Information. Each Purchaser holding Debentures shall receive, within 45 days after the end of each month, an internally prepared unaudited balance sheet and income statement for the period ending the immediately preceding month, audited financial reports within 180 days after the end of a fiscal year, quarterly unaudited financial reports within 45 days after the end of each of the first three quarters and business plans and annual budgets promptly following Board approval thereof, as well as standard inspection rights on reasonable notice and terms. Such Purchasers shall execute and deliver to the Company a standard non-disclosure agreement prior to its first receipt of such information, which such agreement shall be applicable to all future information received by such Purchaser pursuant to this Section 4.15. Notwithstanding the foregoing, to the extent applicable, the Company shall be deemed to have satisfied the foregoing requirements upon timely filing of same with the Securities and Exchange Commission.

4.16  Accountants. All financial reports of the Company filed with the Securities and Exchange Commission shall be audited or reviewed, as the case may be, by an accounting firm selected by the Board.

4.17  Board of Directors. (a) For so long as the Debentures remain outstanding, the holders of a majority in principal amount of outstanding Debentures shall be entitled to observer status in any meeting of the Board (provided that such majority shall designate in writing to the Company only one individual representing such Purchaser(s) for each Board meeting, who shall have signed an appropriate nondisclosure agreement). The representative may be excluded from any meeting or portion of a meeting in order to preserve the attorney-client privilege. In no event shall the representative be a person who, in the reasonable judgment of the Company, is affiliated with a direct competitor of the Company. The Company and the Purchasers agree that the foregoing observer rights under this Section 4.17(a) shall only apply during times when the Purchasers do not have a designated representative serving on the Board pursuant to Section 4.17(b), below, provided any Debentures then remain outstanding.

(b) For so long as the Debentures remain outstanding, and subject to the Company’s ongoing compliance obligations with Board composition required by applicable law and the rules or regulations of the market or exchange on which the Company’s securities are then traded, the holders of a majority in principal amount of outstanding Debentures shall be entitled to nominate one person to the Board and the Company shall thereafter use its commercially reasonable best efforts to maintain such Board seat and include such designee on all applicable proxies soliciting the election of such designee, subject to and in accordance with applicable law and the Company’s governing organizational instruments. Such Board member shall have all rights and privileges granted to directors generally, under applicable law and the Company’s organizational instruments, including, but not limited to, the right to obtain copies of all minutes from and notices regarding Board meetings, as well as copies of all correspondence to members of the Board. In furtherance of this Section 4.17, and in satisfaction of Section 2.2(a)(xi), the parties hereto agree that the Company shall fill the vacancy created by the resignation of DB’s representative to the Board with Keir Kleinknecht, who shall be considered the Purchasers’ initial representative to the Board, to serve in such capacity until the next annual meeting of stockholders of the Company at which his class is to be elected, or until his earlier death, resignation or removal, and otherwise subject to the Board resolutions authorizing same. Any vacancy in the office of the Purchasers’ director designee may be filled only by a designated representative of the Purchasers and in each case in accordance with the requirements of this Agreement. Notwithstanding anything to the contrary in this Agreement, each of the Company and the Purchasers covenants that they shall take such actions as may reasonably be required in the Board’s determination to maintain such number of directors as may be required to provide for such number of independent directors as required by applicable Commission rules and regulations and the rules and regulations of any market or exchange on which the Company’s securities are then traded.

ARTICLE V.
MISCELLANEOUS

5.1  Intentionally omitted.

5.2  Fees and Expenses. At the Closing, the Company has agreed to reimburse DunKnight Telecom Partners, LLC and Endeavor Capital Management, Inc. (“Lead Purchaser”) for its actual, reasonable, out-of-pocket legal fees and expenses in accordance with Section 2.2(a)(viii). Accordingly, in lieu of the foregoing payments, the aggregate amount that the Lead Purchaser is to pay for the Debentures at the Closing shall be reduced by such amount in lieu thereof. The Company shall deliver, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Debentures.

5.3  Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than

5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5  Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6  Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Debentures, provided such transferee agrees in writing to be bound, with respect to the transferred Debentures, by the provisions hereof that apply to the “Purchasers”.

5.8  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

5.9  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10  Survival. The representations and warranties contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Debentures, as applicable for the applicable statue of limitations.

5.11  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14  Replacement of Securities. If any certificate or instrument evidencing any Debentures is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Debentures.

5.15  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16  Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17  Applicable Interest Rates. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18  Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FW. FW does not represent all of the Purchasers but only DunKnight Telecom Partners LLC. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19  Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20  Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DSL.NET, INC.	Address for Notice:
By: /s/ Kirby G. Pickle Name: Kirby G. Pickle Title: President & Chief Executive Officer	DSL.NET, Inc. 545 Long Wharf Drive New Haven, CT 06511
With a copy to (which shall not constitute notice): Edwards Angell Palmer & Dodge LLP 111 Huntington Avenue Boston, MA 02199 Attn: Jeffrey Held, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER(S) FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  DunKnight Telecom Partners LLC

Signature of Authorized Signatory of Purchaser: /s/ Keir Kleinknecht

Name of Authorized Signatory:  Keir Kleinknecht

Title of Authorized Signatory:   President

Email Address of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Debentures for Purchaser (if not same as above):

Subscription Amount: $8,000,000 face value

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date thereof, the Purchasers shall purchase up to $8,000,000 in principal face amount of Debentures from DSL.net, Inc. (the “Company”). All funds will be wired directly to the Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: November ___, 2005

I. PURCHASE PRICE
Gross Proceeds to be Received	$6,000,000.00

II. DISBURSEMENTS

Total Amount Disbursed:	$

WIRE INSTRUCTIONS: To be provided by the Company under separate writing.

November 2, 2005

Securities Purchase Agreement - Company Disclosure Schedules

Reference is made to that certain Securities Purchase Agreement dated of even date herewith (the “Agreement”) by and between DSL.net, Inc. (the “Company”) and DunKnight Telecom Partners LLC (“DunKnight”). By this reference the following disclosure schedules of the Company are attached to and incorporated into the Agreement, and any disclosures set forth herein referencing any specific section of the Agreement shall apply equally to any other section of the Agreement not so referenced for which such disclosure would otherwise be applicable. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. Headings to schedule numbers used herein are for identification purposes only and shall not be deemed to provide substantive meaning or content of any nature whatsoever.

Schedules 3.1(a) & (b) - Subsidiaries

Subsidiary	State of Organization	Good Standing	Does Not Hold Assets	Regulated CLEC
DSLnet Communications, LLC	DE	Yes		X
Vector Internet Services, Inc.	MN	Yes
DSLnet Atlantic, LLC	DE	Yes
DSLnet Communications VA, Inc.	VA	Yes		X
Tycho Networks, Inc.	DE	Yes	X
DSLnet Communications Puerto Rico, Inc.	DE	No (the State of Delaware has voided this entity’s charter and this entity would need to seek reinstatement to come back into good standing)	X (other than a Puerto Rico CLEC License)	X

Certain of the foregoing Subsidiaries of the Company are guarantor signatories to, and the Company has pledged its equity ownership in such subsidiaries to DBTCA (as defined below), as agent, under, that Agency, Guaranty and Security Agreement dated July 18, 2003 (the “2003 Security Agreement”) by and among the Company, VantagePoint Venture Partners Q, III, L.P., VantagePoint Venture Partners III, L.P., VantagePoint Communications Partners, L.P., and VantagePoint Venture Partners 1996, L.P. (collectively “VantagePoint”), Deutsche Bank AG, London (“DB” and together with VantagePoint, the “Terminating Senior Lenders”), and Deutsche Bank Trust Company Americas, as agent for the Terminating Senior Lenders (“DBTCA”). As the initial proceeds of the transactions contemplated by the Agreement will, among other things, be used to fully satisfy the Company’s indebtedness to the Terminating Senior Lenders secured by the 2003 Security Agreement, the Lien of DBTCA, as agent, on the pledged equity securities of such guarantor signatories to the 2003 Security Agreement will be released and of no further force or effect upon the Company’s satisfaction of its indebtedness to the Terminating Senior Lenders, to be effected commensurate with the Closing.

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Schedule 3.1(d) - No Conflicts

The Transaction Documents will create a Lien in favor of the Purchaser on the assets of the Company and of certain Subsidiaries of the Company, as detailed in the Security Agreement.

Certain contractual obligations of the Company are being terminated under that certain Implementation Agreement, being entered into by and among the Terminating Senior Lenders and the Company in connection with the transactions contemplated by the Transaction Documents. Reference is made to the Company’s disclosure concerning the Liens of the Terminating Senior Lenders, in Schedules 3.1(a) and (b), above.

In addition, reference is made to the Laurus consent, in Schedule 3.1(e), below.

Schedule 3.1(e) - No Filing Consents and Approvals

The Company requires and has obtained the consent of Laurus and the Terminating Senior Lenders to the transactions contemplated by Transaction Documents.

Schedule 3.1(g) - Capitalization

As of the moment immediately preceding the consummation of the transactions contemplated by the Transaction Documents, the Company’s capitalization is as follows:

Capitalization	Reserved &
Outstanding
at 10/31/05
800,000,000 shares of authorized common stock, $.0005 par value per share
Issued and outstanding common stock:	233,620,817
Common shares reserved for:
Warrants to purchase common stock at various exercise prices:	192,212,192
$4,250,000 debt convertible to purchase common stock at exercise price of $0.28 per share:	15,178,571
Options outstanding under the Company's stock option plans at various exercise prices:	32,823,146
Total shares of common stock issued, outstanding and reserved for:	473,834,726

20,000,000 shares of authorized preferred stock, $.001 par value per share
Issued and outstanding preferred stock (Series Z preferred stock):	14,000

Except as set forth in the Company’s SEC Reports, and employee stock options granted or expired in the ordinary course of business, there are no outstanding options, warrants, or obligations convertible into Common Stock of the Company. In connection with the Company’s payoff of its indebtedness to the Terminating Senior Lenders, the Terminating Senior Lenders are canceling all outstanding warrants held by the Terminating Senior Lenders. The rights of the various Terminating Senior Lenders under existing stockholders agreements to which the

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Terminating Senior Lenders and the Company are party will also terminate with the Company’s payoff of its indebtedness to the Terminating Senior Lenders.

Schedule 3.1(i) - Material Changes

The Company is in receipt of commitment letters from the Terminating Senior Lenders regarding, among other things, the cancellation and/or redemption of their senior secured debt, common stock purchase warrants and Series Z Preferred Stock of the Company.

Schedule 3.1 (j) - Litigation

There is currently pending, in addition to those matters set forth in the SEC Reports, a claim brought by a former VISI (as defined in the Security Agreement) sales representative, who was terminated for performance in 2005 and subsequently brought a whistleblower claim against the Company and VISI before the U.S. Department of Labor (the “DOL”), alleging wrongful termination. The Company denies the allegations, which it believes to be without merit, and has filed a reply to that effect with the DOL and is currently awaiting further disposition by such authorities. The Company has defended its position and the position of VISI and intends to continue to do so.

Schedule 3.1(l) - Compliance

The Company has received notice of a claim in the amount of approximately $43K from its landlord for its headquarters facilities at 545 Long Wharf Drive, New Haven Connecticut for payment of alleged back operating expenses for 2003 and 2004. The Company has disputed those charges.

On October 24, 2005, DSLnet Communications, LLC, along with approximately 60% of the other competitive local exchange carriers (“CLECs”) licensed in the State of Connecticut, received from the Connecticut Department of Public Utility Control (the “CTDPUC”), a notice of violation of certain local service provider exit guidelines promulgated by the CTDPUC (the “Notice”). In the wake of the number of bankruptcies and general market conditions affecting the telecommunications industry, in 2004, the CTDPUC adopted guidelines requiring CLECs that are providing local service to post a $25,000 surety bond. As set forth in the Notice, only approximately 40% of licensed telecommunications providers in the State of Connecticut have complied with the bonding requirements, and the notice of violation is being initiated to notify carriers of their non-compliance and to ensure their compliance in the future. DSLnet Communications, LLC is required to respond to the Notice by November 7, 2005.

Schedule 3.1(m) - Regulatory Permits

On October 13, 2005, the Company received a notice from The American Stock Exchange (“Amex”) that the Company’s common stock may not be suitable for auction market trading as a result of its low trading prices over the last six months and advising the Company, in accordance with Section 1003(f)(v) of the Amex Company Guide, that Amex deems it appropriate for the Company to effect a reverse split of its shares to address its trading price within a reasonable amount of time. If the Company does not effect a reverse stock split within a reasonable amount of time, Amex may determine that the Company does not meet Section 1003(f)(v) of the Amex Company Guide and, in such event, the Company would become subject to the Amex delisting procedures.

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Schedule 3.1(n) - Title to Assets

The Company owns no real property. The Company holds title to its assets subject to the Permitted Liens (as defined in the Security Agreement). The Terminating Senior Lenders currently hold a blanket Lien on all assets of the Company and on assets of the guarantor signatories to the 2003 Security Agreement. Upon the satisfaction of the Company’s indebtedness to the Terminating Senior Lenders with proceeds of the transactions contemplated by the Agreement, such Liens of the Terminating Senior Lenders will be released and of no further force or effect.

Schedule 3.1(q) - Transactions with Affiliates and Employees

In connection with the Closing, the Board of Directors has authorized a one-time transaction bonus for Kirby G. “Buddy” Pickle, the Company’s chief executive officer, in the amount of $350K (an amount equal to 1X Mr. Pickle’s annual base salary), as permitted by Mr. Pickle’s employment agreement with the Company.

Schedule 3.1(s) - Certain Fees

The Company engaged Broadview International, a division of Jefferies & Company, Inc., as its investment banker and financial advisor for which the Company will pay fees to such party in connection with the transactions contemplated by the Transaction Documents. The Company also engaged various other professional advisors, including legal counsel, to whom it will pay fees for services rendered in connection with the transactions contemplated by the Transaction Documents.

Schedule 3.1(dd) - Accountants

Carlin, Charron & Rosen, LLP, 628 Hebron Avenue, Building #3, Glastonbury, CT 06033, is the Company’s independent registered public accounting firm.

Schedule 3.1(ee) - Seniority

As of the Closing, and upon the Company’s satisfaction of its indebtedness to the Terminating Senior Lenders, the Debentures will be senior in right to all indebtedness other than Permitted Liens, as such term is defined in the Transaction Documents.

Schedule 4.7 - Use of Proceeds

The Company shall use the proceeds of the Debenture issuances, net of transaction fees and expenses and those certain payments contemplated by the Transaction Documents, to pay off its senior secured debt held by the Terminating Senior Lenders and to cancel and redeem its Series Z Preferred Stock held by VantagePoint and its common stock purchase warrants held by the Terminating Senior Lenders, for an aggregate payment of $5,500,000.

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